UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) As previously announced by Best Buy Co., Inc. (the “registrant” or “Best Buy”), on April 9, 2012, Mr. Brian J. Dunn notified the Board of Directors (the “Board”) of the registrant that he had resigned, and the Board accepted his resignation, as Chief Executive Officer and Director of the registrant, effective April 10, 2012. On May 14, 2012, the registrant announced that the Board had approved, and Best Buy and Mr. Dunn had entered into, a separation agreement, which includes, among other terms, compensation provisions, a release of claims by Mr. Dunn and non-competition provisions. The value of the compensation to be paid to Mr. Dunn includes value reflecting the increased period for non-competition from one year (Best Buy policy) to three years. The compensation provisions of the separation agreement include the following:

•	the previously earned fiscal year 2012 bonus of $1,140,000;

•
the continued vesting of the previously awarded and reported restricted stock grants of 131,876 shares on their original terms over the next three years, at which point any unvested shares of restricted stock will vest (such restricted stock was valued at the close of business on May 11, 2012, at $19.28 per share (totaling $2,542,569));

•	a severance payment of $2,850,000, payable in installments over 36 months, subject to Mr. Dunn's compliance with the non-competition provisions; and

•	compensation for unused vacation of $106,742 (in accordance with Best Buy policy).

Using the May 11, 2012 stock price for calculation, the estimated total value of the compensation provisions of the separation agreement is $6,639,311. In addition, Mr. Dunn will continue to receive medical insurance benefits for 36 months. Mr. Dunn may revoke the separation agreement by providing notice to the registrant no later than May 27, 2012.

A copy of the separation agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 14, 2012, the registrant issued a news release announcing the separation agreement referred to in Item 5.02 above and the completion of the independent investigation into personal conduct allegations involving Mr. Dunn.

In the news release, the registrant announced that the key findings of the independent investigation included the following:

•	Mr. Dunn violated the registrant's policy by engaging in an extremely close personal relationship with a female employee that negatively impacted the work environment;

•	Mr. Dunn's relationship with the female employee demonstrated extremely poor judgment and a lack of professionalism, but the inquiry revealed no misuse of the registrant's resources or aircraft; and

•
Richard Schulze, Chairman of the Board, acted inappropriately when he failed to bring the matter to the Audit Committee of the Board in December 2011, when the allegations concerning Mr. Dunn were first raised with him.

In the news release, the registrant also announced that on May 12, 2012, the Board elected director Hatim Tyabji to succeed Richard Schulze as Chairman of the Board, effective at the conclusion of the annual stockholders' meeting on June 21, 2012. Mr. Tyabji, who is currently chairman of the Audit Committee of the Board, has served as a director of the registrant since 1998. When Mr. Schulze steps down as Chairman, he will become Founder and Chairman Emeritus, an honorary position. As Founder and Chairman Emeritus, Mr. Schulze will continue to maintain an office at the Company's headquarters for his personal use, and he and his wife will continue to receive medical insurance benefits. Mr. Schulze will serve out the remainder of his term as director through June 2013.

The news release announcing the separation agreement, the conclusion of the independent investigation and the election of Mr. Tyabji as Chairman is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on May 14, 2012, the registrant publicly released the results of an independent investigation into personal conduct allegations involving Mr. Dunn. A copy of the report containing the results of the independent investigation is furnished hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits No. 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 10.1 is filed as an Exhibit to this Current Report on Form 8-K. The following Exhibits 99.1 and 99. 2 are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Agreement and Release of Claims by and between Brian J. Dunn and Best Buy Co., Inc.

99.1
News release issued May 14, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

99.2
Report of the Audit Committee of the Board of Directors of Best Buy to the Board of Directors of Best Buy regarding Investigation of Alleged Misconduct by Former Chief Executive Officer, dated May 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 14, 2012	By:	SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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